Exhibit 10(xiii)

OAKRIDGE FINANCIAL SERVICES, INC.

Long-Term Stock Incentive Plan

Approved by Shareholders June 8, 2006

TABLE OF CONTENTS

I.	Long-Term Stock Incentive Plan		2

	1.	Purpose	2
	2.	Definitions	2
	3.	Administration	6
	4.	Term of Plan/Common Stock Subject to Plan	8
	5.	Eligibility	9
	6.	Stock Options	9
	7.	Restricted Awards	10
	8.	Performance Units	12
	9.	Deferral Elections	13
	10.	Termination of Employment	14
	11.	Non-transferability of Awards	17
	12.	Changes in Capitalization and Other Matters	18
	13.	Change in Control	18
	14.	Amendment, Suspension and Termination	21
	15.	Miscellaneous	22

II.	Incentive Stock Option Agreement

III.	Non-Qualified Stock Option Agreement for Key Employees

IV.	Non-Qualified Stock Option Agreement for Non-Employee Directors

V.	Restricted Stock Agreement

VI.	Performance Unit Agreement

i

Oak Ridge Financial Services, Inc.

LONG-TERM STOCK INCENTIVE PLAN

1. Purpose. The purpose of this Plan is to further and promote the interests of Oak Ridge Financial Services, Inc. (the “Company”) and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate key employees and directors, and to align the interests of such key employees and directors with those of the Company’s shareholders. Additionally, this Plan’s objectives are to provide a competitive reward for achieving longer-term goals, provide balance to short-term incentive awards, and reinforce a one company perspective. To do so, this Plan offers performance-based stock incentives and other equity-based incentive awards and opportunities to provide such key employees and directors with a proprietary interest in maximizing the growth, profitability and overall success of the Company.

2. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

2.1 “Award” means an award, grant or issuance made to a Participant under Sections 6, 7, and/or 8.

2.2 “Award Agreement” means the agreement executed by a Participant pursuant to Sections 3.2 and 15.7 in connection with the granting of an Award.

2.3 “Board” means the Board of Directors of the Company, as constituted from time to time.

2.4 “Change in Control” means a “change in control” as defined by Section 409A. As of the date of the adoption of this Plan, Section 409A provides that a “change in control” means (i) a Change of Ownership; (ii) a Change in Effective Control; or (iii) a Change of Asset Ownership; in each case, as defined herein.

2.4.1. “Change in Effective Control” shall be deemed to have occurred on the date either (A) one person (or group) acquires (or has acquired during the preceding 12 months) ownership of stock of the Company possessing 35% or more of the total voting power of the Company’s stock or (B) a majority of the Company’s Board of Directors is replaced during any 12 month period by directors whose election is not endorsed by a majority of the members of the Company’s Board of Directors prior to such election.

2.4.2. “Change of Asset Ownership” shall be deemed to have occurred on the date one person (or group) acquires (or has acquired during the preceding 12 months) assets from the Company that have a total gross fair market value that is equal to or exceeds 40% of the total gross fair market value of all the Company’s assets immediately prior to such acquisition.

2.4.3 “Change of Ownership” shall be deemed to have occurred on the date one person (or group) acquires ownership of stock of the Company that, together with stock previously held, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, provided that such person (or group) did not previously own 50% or more of the value or voting power of the stock of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.6 “Committee” means the Compensation Committee of the Board, as constituted in accordance with Section 3.

2.7 “Common Stock” means the common stock of the Company.

2.8 “Company” means Oak Ridge Financial Services, Inc., a North Carolina corporation, and any successor thereto.

2.9 “Death” means the date and time of death of a Participant who has received an Award, as established by the relevant death certificate.

2.10 “Disability” means the date on which (A) a Participant who has received an Award becomes totally and permanently disabled as defined herein. A Participant shall be considered totally and permanently disabled if he (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits under an accident and health plan covering employees of the Participant’s employer. If a Participant is determined to be totally disabled by the Social Security Administration, he shall also be considered totally and permanently disabled for purposes of the Plan.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.12 “Fair Market Value” means the following:

2.12.1 Fair Market Value for purposes of Incentive Stock Options means the value of a share of Common Stock determined consistent with the requirements of Section 422 of the Code at the time of the valuation. As of the date of the adoption of this Plan, Section 422 provides the following definitions (by incorporating by reference Treasury Regulation §20.2031-2), as applicable: (i) if, on the applicable date, there is a market for the

Common Stock on a stock exchange, in an over-the-counter market, or otherwise, the value of a share of Common Stock shall be deemed to be equal to the mean between the highest and lowest quoted selling prices on the valuation date; (ii) if, on the applicable date, there were no sales of Common Stock but there were sales on dates within a reasonable period both before and after the valuation date, the fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the valuation date, with the average weighted inversely by the respective number of trading days between the selling dates and the valuation date; (iii) if actual sales are not available during a reasonable period beginning before and ending after the valuation date, the fair market value shall be determined by taking the mean between the bona fide bid and asked prices on the valuation date, or if none, by taking a weighted average of the means between the bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the valuation date, if both such nearest dates are within a reasonable period, with the average weighted as provided in Section 2.21.1(ii) above; (iv) if no actual sales prices or bona fide bid and asked prices are available on a date within a reasonable period before the valuation date, but such prices are available on a date within a reasonable period after the valuation date (or vice versa), then the mean between the highest and lowest available sales price or bid and asked prices may be taken as the value; (v) if it is established that the value of Common Stock determined as provided in Sections 2.12.1(i) through 2.12.1(iv) does not reflect the fair market value of the Common Stock, then some reasonable modification of that basis or other relevant facts and elements of value shall be considered in determining the fair market value; (vi) if Sections 2.12.1(i) through 2.12.1(iv) are not applicable, then the fair market value shall be determined by taking into account the Company’s net worth, prospective earning power and dividend-paying capacity, and other relevant factors, including the goodwill of the business, the economic outlook in the particular industry, the Company’s position in the industry and its management, the degree of control of the business represented by the block of Common Stock to be valued, the values of securities of corporations engaged in the same or similar lines of business which are listed on a stock exchange or the over-the-counter market, and various nonoperating assets as provided for in Treasury Regulation §20.2031-2(f).

2.12.2. Fair Market Value for purposes of Non-Qualified Stock Options means the fair market value of Common Stock determined consistent with the requirements of Section 409A. At the time of the adoption of this Plan, Section 409A provides the following definitions, as applicable: (i) if, on the applicable date, the Common Stock is readily tradable on an established securities market, the fair market value of the Common Stock may be determined based upon the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, or any other reasonable basis using actual transactions in such Common Stock as reported by such market and consistently applied (which, for purposes of the Plan and for so long as it is reasonable under Section 409A, shall be the mean between the highest and lowest quoted selling prices on the valuation date as provided in Section 2.12.1(i) above); (ii) if, on the applicable date, the Common Stock is not readily tradable on an established securities market, the fair market value of the Common Stock means a value determined by the reasonable application of a reasonable valuation method, which method shall consider all available information material to the value of the Company and considers the following factors, as applicable: (1) the value of tangible and intangible assets of the Company, (2) the present value of future cash-flows of the Company; (3) the market value of stock or equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction), (4) control premiums, (5) discounts for lack of marketability, and (6) whether the valuation method is used for other purposes that have a material economic effect on the Company, its stockholders or its creditors.

2.13 “Incentive Stock Option” means any stock option granted pursuant to the provisions of Section 6 that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.14 “Non-Employee Director” means a member of the Board or of the Board of Directors of a Subsidiary who is not an employee of the Company or any Subsidiary.

2.15 “Non-Qualified Stock Option” means any stock option awarded pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

2.16 “Participant” means a key employee or Non-Employee Director who is selected by the Committee under Section 5 to receive an Award.

2.17 “Performance Units” means the units of monetary value granted under Section 8.

2.18 “Plan” means this Oak Ridge Financial Services, Inc. Long-Term Stock Incentive Plan, as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.19 “Registration” means the registration by the Company under the Securities Act and applicable state securities and “blue sky” laws of this Plan, the Offering of Awards under this Plan, and/or Common Stock acquirable under this Plan.

2.20 “Restricted Award” means an Award of Restricted Stock pursuant to the provisions of Section 7.

2.21 “Restricted Stock” means the restricted shares of Common Stock granted pursuant to the provisions of Section 7 with the restriction that the holder may not sell, transfer, pledge, or assign such Restricted Stock and such other restrictions (which other restrictions may expire separately or in combination, at one time, from time to time or in installments), as determined by the Committee in accordance with and as set forth in this Plan and/or the relevant Award Agreement.

2.22 “Retirement” means (i) as to officers and employees, retirement from active employment with the Company and its Subsidiaries and receiving benefits under the Company’s retirement plan, and (ii) as to Non-Employee Directors, the same as “Retirement” under the “Retirement Policy” in effect for the Board of Directors on which the Participant was serving upon receipt of an Award; provided, however, that in the case of any Award granted under the Plan to which Section 409A applies, the Participant must have a Separation from Service in order to obtain payment of the Award due to Retirement.

2.23 “Section 409A” means Section 409A of the Code, as amended, including regulations and guidance issued thereunder from time to time.

2.24 “Securities Act” means the Securities Act of 1933, as in effect and amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.25 “SEC” means the Securities and Exchange Commission and any successor thereto.

2.26 “Separation from Service” means the Participant has incurred a “separation from service” as defined by Section 409A.

2.27 “Specified Employee” means “specified employee” as defined by Section 409A. As of the date of the adoption of this Plan, Section 409A provides that if the Company’s Common Stock is publicly traded on an established securities market or otherwise, then “specified employee” means senior officers who make $130,000 or more annually (limited to the top 3 such officers or, if greater (up to a maximum of 50), the top 10%); 1% owners whose compensation is $150,000 or more annually; and 5% owners regardless of their compensation).

2.28 “Stock Options” means Incentive Stock Options and Non-Qualified Stock Options.

2.29 “Subsidiary(ies)” means any corporation (other than the Company), limited liability company, partnership, business trust or other entity in an unbroken chain of entities, beginning with the Company, if each of such entities, other than the last entity in the unbroken chain, owns fifty percent (50%) or more of the voting stock in one of the other entities in such chain.

3. Administration.

3.1 The Committee. This Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be comprised of not less than three (3) of the then members of the Board who are “non-employee directors” within the meaning of SEC Regulation §240.16b-3 or any successor thereto. Members of the Committee shall serve at the pleasure of the Board, and the Board may at any time and from time to time remove members from the Committee, or, subject to the immediately preceding sentence, add members to the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business.

Any act or acts approved in writing by all of the members of the Committee then serving shall be the act or acts of the Committee (as if taken by unanimous vote at a meeting of the Committee duly called and held).

3.2 Plan Administration and Plan Rules. The Committee is authorized to construe and interpret this Plan and to promulgate, amend and rescind rules, policies and regulations relating to the implementation, administration and maintenance of this Plan; provided, however, that the Plan shall be administered and interpreted in a manner so as to comply with Section 409A to the extent that Section 409A applies to any portion(s) of the Plan. Subject to the terms and conditions of this Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of this Plan including, without limitation, (a) selecting Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate, and (d) correcting any defect or omission, or reconciling any inconsistency, in this Plan and/or any Award Agreement, in each case subject to requirements and limitations of applicable provisions of the Code. The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of this Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to selection for participation in this Plan and/or the granting of any Awards to Participants. The Committee’s determinations under this Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of this Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participant(s). The Company shall effect the granting of Awards under this Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3 Section 409A Matters. This Plan has been adopted following the addition of Section 409A to the Code by The American Jobs Creation Act of 2004 and following the issuance of Proposed Treasury Regulations and Notice 2005-1. Notwithstanding anything to the contrary in this Plan or in any Award Agreement, (i) this Plan and each Award Agreement may be amended from time to time as the Committee may determine to be necessary or appropriate in order to avoid any grant of any Award, this Plan, or any Award Agreement from resulting in the inclusion of any compensation in the gross income of any Participant under Section 409A as amended from time to time, and (ii) if any provision of this Plan or of any Award Agreement would otherwise result in the inclusion of any compensation in the gross income of any Participant under Section 409A as amended from time to time, then such provision shall not apply as to such Participant and the Committee, in its discretion, may apply in lieu thereof another provision that (in the judgment of the Committee) accomplishes the intent of this Plan or such Award Agreement without resulting in such inclusion.

3.4 Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting there from to the fullest extent permitted by the Amended and Restated Articles of Incorporation and/or Bylaws of the Company as then in effect and to the fullest extent under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

4. Term of Plan/Common Stock Subject to Plan.

4.1 Term. This Plan shall terminate on June 8, 2016, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan.

4.2 Common Stock Subject to Plan.

4.2.1 Common Stock. The Board shall reserve for Awards under this Plan 500,000 shares of the authorized and unissued shares of Common Stock. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of this Plan. Common Stock which may be issued under this Plan shall be authorized and unissued shares. No fractional shares of Common Stock shall be issued under this Plan.

4.2.2 Maximum Number of Shares. The maximum number of shares of Common Stock for which Awards may be granted to any Participant in any year is 50,000 shares.

4.2.3 Available Shares. Subject to Section 4.3, the maximum number of shares of Common Stock authorized for issuance under this Plan shall be 500,000.

4.3 Computation of Available Shares. For the purpose of computing the total number of shares of Common Stock available for Awards, there shall be counted against the limitations set forth in Section 4.2 the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under Section 6, the number of shares of Common Stock issued or subject to potential issuance under Awards of Restricted Stock pursuant to Section 7, and the maximum number of shares of Common Stock potentially issuable under Awards of Performance Units pursuant to Section 8, in each case determined as of the date on which such Awards are granted. If any Awards expire unexercised or are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under this Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards; provided, however, that forfeited Awards shall not again be available for Awards under this Plan if the Participant received, directly or indirectly, any of the benefits of ownership of the securities of the Company underlying such Award, including, without limitation, the benefit described in Section 7.6.

5. Eligibility. Employees eligible for Awards under the Plan shall consist of key employees who are officers or managers of the Company and/or its Subsidiaries who are responsible for the management, growth and protection of the business of the Company and/or its Subsidiaries and whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company in a significant manner. Non-employees (e.g., those with third party relationships such as Non-Employee Directors of the Company and/or a Subsidiary) shall be eligible Participants for Awards of Non-Qualified Stock Options and/or Restricted Stock at the sole discretion of the Committee.

6. Stock Options.

6.1 Terms and Conditions. Stock Options awarded under this Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options. Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of this Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2 Grant. Stock Options may be granted under this Plan in such form as the Committee may from time to time approve. Stock Options may be granted alone or in addition to other Awards. Notwithstanding the above, no Incentive Stock Options shall be granted to any employee who owns more than ten percent (10%) of the combined total voting power of the Company or any Subsidiary, unless the requirements of Section 422(c)(6) of the Code are satisfied.

6.3 Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of Award; provided, however, that the exercise price of any Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock (as defined in Section 2.12 above) on the date of the Award of such Stock Option. For any Participant who owns ten percent (10%) or more of the combined total voting power of the Company or any Subsidiary, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of such Fair Market Value.

6.4 Requirements for Non-Qualified Stock Options. All Non-Qualified Stock Options shall be issued at no less than 100% of Fair Market Value as provided for in Section 6.3. The number of shares subject to each Non-Qualified Stock Option will be fixed in the applicable Award Agreement. When the Non-Qualified Stock Options are transferred or exercised, the transfer or exercise shall be subject to taxation under Code Section 83 and Treasury Regulation §1.83-7. No Non-Qualified Stock Option awarded hereunder shall contain any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the option under Treasury Regulation §1.83-7 or the time the stock acquired pursuant to the exercise of the option first becomes substantially vested as defined in Treasury Regulation §1.83-3(b). Further, each Non-Qualified Stock Option will comply with any other Section 409A requirement in order to maintain the status of the Non-Qualified Stock Option as exempt from the requirements of Section 409A.

6.5 Term. The term of each Stock Option shall be such period of time as is fixed by the Committee at the time of grant; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years after the date the Incentive Stock Option is awarded. For any Participant who owns ten percent (10%) or more of the combined total voting power of the Company or any Subsidiary, the term of each Incentive Stock Option shall not exceed five (5) years.

6.6 Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Corporate Secretary of the Company, or such other officer of the Company as the Committee shall designate, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft or money order payable to the order of the Company or, if permitted by the terms of the relevant Award Agreement and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured, recourse promissory note, or (b) shares of Common Stock already owned by the Participant or to be received upon exercise of the Stock Option in a “cashless exercise.” The Committee may, in the relevant Award Agreement, also permit a Participant (either on a selective or group basis) to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired, and use the proceeds from such sale as payment of the exercise price of such Stock Options. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes.

6.7 Date of Exercise. Vesting dates of Stock Options awarded to a Participant will be specified in the applicable Award Agreement at the discretion of the Committee. Stock Options that meet the vesting requirements may be exercised in whole or in part at any time and from time to time during their specified terms.

6.8 Change in Control. All or any part of Stock Options theretofore granted under this Article VI shall become immediately exercisable in full and may thereafter be exercised on the date of consummation of a Change in Control. Any Stock Option that has not been fully exercised on or before the date of consummation of a Change in Control shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all Stock Options theretofore granted, or the substitution for such Stock Options of options to acquire the voting stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments in the number and kind of shares and prices, in which event the Stock Options theretofore granted shall continue in the manner and under the terms so provided.

7. Restricted Awards.

7.1 Terms and Conditions. Restricted Awards shall be in the form of grants of Restricted Stock. Restricted Awards shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of this Plan, as the Committee shall set forth in the relevant Award Agreement.

7.2 Restricted Stock Grants. An Award of Restricted Stock is an Award of shares of Common Stock, in uncertificated form, issued to and registered with the Company’s designated Stock Transfer Agent, in the name of the applicable Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, pledge, hypothecation or other disposition of such shares and the requirements that the Participant deposit such shares with the Company while such shares are subject to such restrictions and that such shares be forfeitable for the reasons set forth in the applicable Award Agreement.

7.3 Grants of Awards.

7.3.1 Restricted Awards may be granted alone or in addition to any other Awards. Subject to the terms of this Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant.

7.3.2 Each Restricted Award of Restricted Stock shall be issued in an uncertificated form and registered in the name of the Participant. The stock transfer books of the Company’s designated Stock Transfer Agent shall be noted with the following legend with reference to the shares made subject to such Restricted Award.

“These shares are subject to the terms and restrictions of the Oak Ridge Financial Services, Inc. Long-Term Stock Incentive Plan; such shares are subject to forfeiture or cancellation under the terms of said Plan; and such shares shall not be sold, transferred, assigned, pledged, encumbered, or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which Plan is available from Oak Ridge Financial Services, Inc. upon request.”

Such Award shall be held in uncertificated form until the restrictions thereon shall have lapsed and all of the terms and conditions applicable thereto have been satisfied.

7.4 Restriction Period. In accordance with Sections 7.1 and 7.2, Restricted Awards shall only become unrestricted and vest in the Participant in accordance with such vesting schedule relating to the service performance restriction applicable to such Restricted Award as set forth in the relevant Award Agreement (the “Restriction Period”). The Restriction Period shall be two (2) years and one day of continued service with the Company (i) as an employee or (ii) as a member of the Board, as applicable, after the date on which such Restricted Award is granted unless the Award Agreement specifically provides otherwise. The Committee may, in its discretion, establish a shorter Restriction Period by specifically providing for such shorter period in the Award Agreement; however, in no event shall the Restriction Period be less than one (1) year and one day of continued service with the Company (i) as an employee or (ii) as a member of the Board, as applicable, after the date on which such Restricted Award is granted. During the Restriction Period applicable to a Restricted Award, such Award shall be unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Award or a portion thereof, as the case may be, as provided in Section 7.5.

7.5 Payment of Awards.

7.5.1 Restricted Stock Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions set by the Committee in respect of a Restricted Award of Restricted Stock, a certificate for the number of shares of Common Stock issued which are no longer subject to such restrictions, terms and conditions shall be delivered to the Participant on the 30th day following the satisfaction and/or lapse of the restrictions, terms and conditions. The remaining shares, if any, issued in respect of such Restricted Award shall either be forfeited and canceled, or shall continue to be subject to the restrictions, terms and conditions set by the Committee, as the case may be.

7.6 Shareholder Rights. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Award of Restricted Stock, all of the rights of a shareholder of the Company, including, without limitation, the right to vote the shares and to receive any cash dividends. Stock dividends issued with respect to such Restricted Stock shall be treated as additional Awards of Restricted Stock grants and shall be subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock with respect to which such stock dividends are issued.

8. Performance Units.

8.1 Terms and Conditions. Awards of Performance Units shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee shall set forth in the relevant Award Agreement.

8.2 Performance Unit Grants. A Performance Unit is an Award of units (with each unit representing such monetary amount as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria are not met within a designated period of time.

8.3 Grants. Performance Units may be awarded alone or in addition to any other Awards. Subject to the terms of this Plan, the Committee shall determine the number of Performance Units to be awarded to a Participant and the Committee may impose different terms and conditions on any particular Performance Units awarded to any Participant.

8.4 Performance Goals and Performance Periods. Participants receiving Awards of Performance Units shall only earn into and be entitled to payment in respect of such Awards if the Company, a Subsidiary and/or a division of the Company specified by the Committee (a “Division”) and/or the Participant satisfy certain performance goals (the “Performance Goals”) during and in respect of one of more designated performance period(s) of at least twelve consecutive months as determined by the Committee (the “Performance Period”). Performance Goals and the Performance Period(s) shall be established by the Committee in its sole discretion and shall be set forth in writing in the Award Agreement. Performance Periods may overlap each other from time to time, and the Committee may set different Performance Periods for different Performance Goals. The Committee shall establish Performance Goals for each Performance Period prior to the commencement of such Performance Period. The Committee shall also establish in the Award Agreement a written schedule or schedules for such Performance Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period(s). In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as total shareholder return, return on average equity, return on average assets, return on average earning assets, net earnings per share growth, comparisons to peer companies, divisional goals, individual or aggregate Participant performance or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate. Such performance measures shall be defined as to their respective components and meanings by the Committee in its sole discretion as set forth in writing in the Award Agreement. If the Participant and/or the Division and/or the Company do not meet the Performance Goals within the Performance Period(s) established in the Award Agreement, the Performance Units awarded thereunder shall be forfeited.

For example, an Award Agreement may require a Participant to meet a certain sales goal at the end of a 12 month period and also require the Company to meet a total shareholder return within a three year period, with the total shareholder return measured at the end of each calendar year occurring within the three year period. In this case, if a Participant meets the sales goal at the end of the 12 month period but the Company does not meet the total shareholder return at that time, the Participant shall not be entitled to any payment at that time. However, he could become entitled to payment if the Company later meets the required total shareholder return at the end of the second year or third year as provided in the Award Agreement. At the end of the third year, if the Company has not met the required total shareholder return, the Performance Units will be forfeited.

8.5 Payment of Units. With respect to each Performance Unit, the Participant shall, if the applicable Performance Goals have been satisfied by the Company, a Subsidiary, a Division and/or the Participant, as applicable, during the relevant Performance Period(s), be entitled to receive payment in an amount equal to the designated value of each Performance Unit awarded times the number of such Performance Units so earned. Payment in settlement of earned Performance Units shall be made on the 60th day following the conclusion of the applicable Performance Period(s) in cash, in shares of unrestricted Common Stock or in Restricted Stock, as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

9. Deferral Elections. The Committee may permit a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or settlement of any Award made under the Plan other than an Award of Stock Options (see Section 9.1 below).

9.1 Stock Options awarded under Section 6 shall not be deferred under this Section 9.

9.2 If so provided in the Award Agreement, payment of Restricted Units may be deferred by the Participant if the following conditions are met: (i) the Participant makes his deferral election on or before the 30th day following the grant of the Award, (ii) at the time of the deferral election, the Participant must continue to work for at least 12 months in order to obtain the right to payment of the Restricted Units, and (iii) the Performance Period will not end for at least 12 months following the date of the deferral election.

9.3 If so provided in the Award Agreement, payment of Performance Units may be deferred by the Participant if the following conditions are met: (i) the Participant is employed continuously from the date the Performance Goals are established through the date of the deferral election, and (ii) the Participant makes his deferral election at least 6 months prior to the end of the last Performance Period giving rise to the Participant’s right to payment of Performance Units. Provided, however, that in no event will an election to defer be made after the payment of the Performance Units has become both substantially certain and readily ascertainable.

If a deferral election is permitted under this Section 9, the Committee shall establish rules and procedures for such deferrals, including, without limitation, the payment or crediting of reasonable interest on such deferred amounts credited in cash or the crediting of dividend equivalents in respect of deferred Awards credited in shares of Common Stock.

10. Termination of Employment or Service.

10.1 General. Subject to the terms and conditions of Section 13, if, and to the extent, the terms and conditions under which an Award may be exercised, earned out or settled after a Participant’s termination of employment or a Non-Employee Director ceases to be a director, for any particular reason shall not have been set forth in the relevant Award Agreement, by and as determined by the Committee in its sole discretion and in accordance with Section 409A to the extent Section 409A applies to the Award, the following terms and conditions shall apply as appropriate and as not inconsistent with the terms and conditions, if any, of such Award Agreement:

10.1.1 Except as otherwise provided in this Section 10.1.1:

  (a) If the employment by the Company or any of its Subsidiaries of a Participant who as an employee or the term of a Participant who is a Non-Employee Director is terminated for any reason (other than Disability, Retirement or Death) while Stock Options granted to such Participant are non-vested, such Participant’s rights, if any, to exercise any non-vested Stock Options, if any, shall immediately terminate and the Participant (and such Participant’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interest in or with respect to any such Stock Options. In the event of Disability, Retirement or Death while a Participant’s Stock Options are non-vested, such non-vested Stock Options shall become vested to the extent determined by the Committee.

(b) The Committee, in its sole discretion, may determine that vested Incentive Stock Options, if any, of a Participant whose employment or whose term as a director, as applicable, terminates other than by reason of Disability, Retirement or Death, to the extent exercisable immediately prior to such termination of employment or service as a director, may remain exercisable for a specified time period not to exceed thirty (30) days after such termination (subject to the applicable terms and provisions of this Plan [and any rules or procedures hereunder]).

(c) If a Participant’s termination of employment is due to Disability, a Participant shall have the right, subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise Incentive Stock Options, if any, at any time within the period ending on the earlier of the end of the term of such Incentive Stock Options and the first anniversary of the date of termination due to Disability (to the extent such Participant was entitled to exercise any such Incentive Stock Options immediately prior to such termination).

(d) If a Participant’s termination of employment is due to Retirement, a Participant shall have the right, subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise Incentive Stock Options, if any, at any time within three (3) months following such termination due to Retirement (to the extent such Participant was entitled to exercise any such Incentive Stock Options immediately prior to such termination).

(e) If any Participant dies while entitled to exercise a Stock Option, if any, such Participant’s estate, designated beneficiary or other legal representative, as the case may be, shall have the right, subject to the applicable provisions of the Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise such Stock Options, if any, at any time within one (1) year from the date of such Participant’s Death (but in no event more than one (1) year from the date of such Participant’s termination of employment due to Disability or three (3) months from the date of such Participant’s termination of employment due to Retirement, as applicable).

(f) If vested Stock Options held by a Participant whose employment is terminated by reason of Disability or Retirement are Non-Qualified Stock Options the Participant shall have the right, subject to the applicable terms and provisions of this Plan (and any rules and procedures hereunder) and the relevant Award Agreement, to exercise such Non-Qualified Stock Options at any time following the Participant’s termination of employment (to the extent the Participant was entitled to exercise such Non-Qualified Stock Options immediately prior to such termination) and prior to the expiration date of such Non-Qualified Stock Options as fixed by the Committee and set forth in the Award Agreement related thereto.

(g) If a Non-Employee Director ceases to be a director for any reason (other than Disability, Retirement or Death) while Non-Qualified Stock Options granted to such Non-Employee Director are non-vested, such Non-Employee Director’s rights, if any, to exercise any non-vested Non-Qualified Stock Options, if any, shall immediately terminate and the Non-Employee Director (and such Non-Employee Director’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interest in or with respect to any such Non-Qualified Stock Options. In the event of the Disability, Retirement or Death of a Non-Employee Director while the Non-Employee Director’s Non-Qualified Stock Options are non-vested, such non-vested, Non-Qualified Stock Options shall become vested to the extent determined by the Committee. The Committee, in its sole discretion, may determine that vested Non-Qualified Stock Options, if any, of a Non-Employee Director who ceases to be a director other than by reason of Disability, Retirement or Death, to the extent exercisable immediately prior to such cessation, may remain exercisable for a specified time period not to exceed thirty (30) days after such cessation (subject to the applicable terms and provisions of this Plan [and any rules or procedures hereunder] and the relevant Award Agreement). If the cessation of a Non-Employee Director’s status as a director is due to Retirement or Disability, the Non-Employee Director shall have the right, subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise such vested Non-Qualified Stock Options, if any, at any time within the period following such cessation due to Retirement or Disability (to the extent such Non-Employee Director was entitled to exercise any such Non-Qualified Stock Options immediately prior to such cessation) and prior to the expiration date of such Non-Qualified Stock Options as fixed by the Committee and as set forth in the Award Agreement related thereto. If any Non-Employee Director dies while entitled to exercise Non-Qualified Stock Options, such Non-Employee Director’s estate, designated beneficiary or other legal representative, as the case may be, shall have the right, subject to the applicable provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise such Non-Qualified Stock Options, if any, at any time within one (1) year from the date of such Non-Employee Director’s Death.

10.1.2 Unless otherwise provided in the Award Agreement, if a Participant’s employment with the Company or any of its Subsidiaries is terminated for any reason (other than Disability, Retirement or Death) prior to the satisfaction and/or lapse of the restrictions, terms and conditions applicable to Restricted Award(s), such Restricted Award or Awards shall be forfeited. If the Committee so determines in its discretion, the Award Agreement may provide that some or all of the shares of Restricted Award(s) shall become free of restrictions in the event of a Participant’s Disability, Retirement or Death during the Restricted Period.

10.1.3 Unless otherwise provided in the Award Agreement, if a Participant’s employment with the Company or any of its Subsidiaries is terminated for any reason (other than Disability, Retirement or Death) prior to the completion of any Performance Period, all of such Participant’s Performance Units earnable in relation to such Performance Period shall be forfeited. If the Committee so determines in its discretion, the Award Agreement may provide that some or all of such Participant’s Performance Units will be paid if the Participant’s termination of employment is due to Disability, Retirement or Death during the Performance Period.

10.1.4 For purposes of this Agreement, to the extent an Award is subject to Section 409A, and payment or exercise of such Award on account of a termination of employment shall only be made if the Participant incurs a Separation from Service. Payment will occur on the 60th day after the Separation from Service. Provided, however, that if the Participant is a Specified Employee, payment of the Award shall be made on the first day of the seventh month following the Separation from Service.

11. Non-transferability of Awards.

(a) Except as otherwise provided in Section 11(b), no Award under this Plan or any Award Agreement, and no rights or interests therein, shall or may be assigned, transferred, sold, exchanged, pledged, disposed of or otherwise hypothecated or encumbered by a Participant or any beneficiary thereof, except by testamentary disposition or the laws of descent and distribution. No such right or interest shall be subject to seizure for the payment of the Participant’s (or any beneficiary’s) debts, judgments, alimony, or separation maintenance or be transferable by operation of law in the event of the Participant’s (or any beneficiary’s) bankruptcy or insolvency. Except as otherwise provided in Section 11(b), during the lifetime of a Participant, Stock Options are exercisable only by the Participant.

(b) A Participant who holds Non-Qualified Stock Options (whether such Stock Options were Non-Qualified Stock Options when awarded or subsequent to the Award thereof became Non-Qualified Stock Options pursuant to applicable law or any provision of this Plan) may assign those Non-Qualified Stock Options to a Permitted Assignee (as defined below) at any time after the Award, but prior to the expiration date, of such Non-Qualified Stock Options if as of the time of such transfer (i) a registration statement on Form S-8 (or any successor form) filed by the Company under the Securities Act, with respect to this Plan (and the Awards granted and shares of Common Stock issuable hereunder) and (ii) a registration statement on Form S-3 (or any successor form) filed by the Company under the Securities Act with respect to shares of Common Stock issuable to Permitted Assignees have been declared effective by the SEC and all applicable state securities and “blue sky” authorities, and remain in effect. Each such transferred Non-Qualified Stock Option shall continue to be governed by the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the applicable Award Agreement with the transferor Participant, and the Permitted Assignee shall be entitled to the same rights and subject to the same obligations, restrictions, limitations and prohibitions under this Plan and such Award Agreement as the transferor Participant, as if such assignment had not taken place; provided, however, that no Non-Qualified Stock Option assigned to a Permitted Assignee may be assigned by that Permitted Assignee. The term

“Permitted Assignee” shall mean such persons and entities as are permitted assignees of Non-Qualified Stock Options under the SEC’s regulations, rules and interpretations existing at the time of the proposed transfer.

12. Changes in Capitalization and Other Matters.

12.1 No Corporate Action Restriction. The existence of this Plan, Award Agreements and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, share exchange or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, Permitted Assignee, beneficiary or any other person shall have any claim against any member of the Board, the Committee, the Company or any Subsidiary as a result of any such action.

12.2 Recapitalization Adjustments. In the event of any change in capitalization affecting the Common Stock, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, merger, acquisition, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, the Board, shall authorize and make such proportionate adjustments, if any, as are necessary to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Awards in respect thereof may be granted under this Plan, the maximum number of shares of the Common Stock which may be sold or awarded to any Participant, any number of shares of the Common Stock covered by each outstanding Award, and the exercise price or other price per share of Common Stock in respect of outstanding Awards.

13. Change in Control.

13.1 Acceleration of Awards Vesting. Except as otherwise provided in Section 13.2, if a Change in Control of the Company occurs (a) all Stock Options then unexercised and outstanding shall become fully exercisable as of the date of the Change in Control, (b) all restrictions, terms and conditions applicable to all Restricted Stock then outstanding shall be deemed lapsed and satisfied as of the date of the Change in Control, and (c) all outstanding Performance Units shall be deemed to have been fully earned as of the date of the Change in Control.

13.2 Six-Month Rule. The provisions of Section 13.1 shall not apply to any Award that has been granted and outstanding for less than six (6) months as of the date of the Change in Control.

13.3 Payment After Change in Control. On the 60th day after a Change in Control occurs, (a) the holder of an Award of Restricted Stock shall receive a new certificate for such shares without the legend set forth in Section 7.3.2, and (b) the holder of an Award of Performance Units shall receive payment of the value of such Award in cash.

13.4 Termination as a Result of a Potential Change in Control. In determining the applicability of Section 13.1, if (a) a Participant’s employment is terminated by the Company or any Subsidiary (the termination constitutes a Separation from Service) prior to a Change in Control without Cause at the request of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change of Control, or (b) the Participant terminates his or her employment with the Company or any Subsidiary for Good Reason prior to a Change in Control (and incurs a Separation from Service) and the circumstance or event which constitutes Good Reason occurs at the request of the Person described in Section 13.4(a), then for purposes of this Section 13, a Change in Control shall be deemed to have occurred immediately prior to such Participant’s termination of employment.

13.5 Definitions. For purposes of this Section 13, the following words and phrases shall have the meaning specified:

13.5.1 “Beneficial Owner” shall have the meaning set forth in SEC Regulation §240.13d-3 or any successor regulation.

13.5.2 “Cause” shall mean, unless otherwise defined in an employee Participant’s individual employment agreement with the Company or any Subsidiary (in which case such employment agreement definition shall govern), (a) the indictment of the Participant for any serious crime, (b) the willful and continued failure by the Participant to substantially perform the Participant’s duties, as they may be defined from time to time, with the Participant’s primary employer or to abide by the written policies of the Company or the Participant’s primary employer (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), or (c) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or any Subsidiary, monetarily or otherwise. For purposes of the preceding sentence, no act shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such act, or failure to act, was in the best interests of the Company and its Subsidiaries.

13.5.3 “Good Reason” for termination by a Participant of the Participant’s employment shall mean, for purposes of this Section 13, unless otherwise defined in the Participant’s individual employment agreement with the Company or any Subsidiary (in which case such employment agreement definition shall govern), the occurrence (without the Participant’s consent) of any one of the following:

(a) the assignment to the Participant of any duties and/or responsibilities substantially and significantly inconsistent with the nature and status of the Participant’s duties and/or responsibilities immediately prior to any Potential Change in Control, or a substantial and significant adverse alteration in the nature or status of the employee’s duties and/or responsibilities from those in effect immediately prior to any such Potential Change in Control; provided, however, that a redesignation of the Participant’s title shall not under any circumstances constitute Good Reason if the Participant’s overall status among the Company and its Subsidiaries is not substantially and significantly adversely affected; or

(b) a reduction in the Participant’s rate of annual base salary as in effect on the day prior to the occurrence of a Potential Change in Control, where “annual base salary” is the Participant’s regular basic annual compensation prior to any reduction therein under a salary reduction agreement pursuant to Section 401(k) or Section 125 of the Code, and, without limitation, shall not include, fees, retainers, reimbursements, bonuses, incentive awards, prizes or similar payments.

13.5.4 “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 14(d) and 15(d) thereof; provided, however, a Person shall not include (a) the Company or any Subsidiary, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary qualified under Section 401(a) of the Code, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company.

13.5.5 “Potential Change in Control” shall be deemed to have occurred if any one of the following conditions shall have been satisfied:

(a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

(b) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

(c) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company’s then outstanding securities, or any Person increases such Person’s beneficial ownership of such securities by five (5) percentage points or more over the percentage so owned by such Person; or

(d) the Board adopts a resolution to the effect that, for purposes of the Plan, a Potential Change in Control has occurred.

13.5.6 “Surviving Entity” shall mean only an entity in which all or substantially all of the Company’s shareholders immediately before any merger, Combination share exchange or liquidation become shareholders by the terms of such merger, share exchange or liquidation.

13.6 Adverse Tax Consequences. If the making of any payment or payments pursuant to this Section 14 or otherwise would (a) subject the Participant to an excise tax under Section 4999 of the Code, or any like or successor section thereto, or (b) result in the Company’s loss of a federal income tax deduction for such payments under Section 280G of the Code, or any like or successor section thereto (either or both, an “Adverse Tax Consequence”), then, unless otherwise expressly provided in a relevant Award Agreement, the payments attributable to this Plan that are “parachute payments” within the meaning of such Section 280G of the Code shall be reduced, as determined by the Committee in its sole discretion, but after consultation with the Participant affected, to the extent necessary to avoid any Adverse Tax Consequence. Any disputes regarding whether any payments to a Participant would result in an Adverse Tax Consequence shall be resolved by an opinion of a nationally recognized accounting firm acceptable to the Company and the Participant (with the Company’s independent auditors being deemed acceptable).

14. Amendment, Suspension and Termination.

14.1 In General. The Board may suspend or terminate this Plan (or any portion thereof) at any time and may amend this Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary; provided, however, that no such amendment shall, without majority (or such greater percentage if required by law, charter, by-law or other regulation or rule) shareholder approval to the extent required by law or the rules of any exchange upon which the Common Stock is listed or any market on which the Common Stock is qualified for quotation, (a) except as provided in Section 12, materially increase the number of shares of Common Stock which may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, (c) materially increase the benefits accruing to Participants under this Plan, or (d) extend the termination date of this Plan. No such amendment, suspension or termination shall (i) materially adversely affect the rights of any Participant under any outstanding Award, without the consent of such Participant, or (ii) make any change that would disqualify this Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from (A) the exemption provided by SEC Regulation §240.16b-3, or any successor thereto, or (B) the benefits provided under Section 422 of the Code or any successor thereto. Further provided, that no amendment, suspension, or termination shall be effected if it will violate Section 409A, to the extent that Section 409A applies to the portion(s) of this Plan being amended, suspended and/or terminated.

14.2 Award Agreements. The Committee may amend or modify at any time and from time to time any outstanding Award and Award Agreement, in any manner to the extent that the Committee would have had the authority under this Plan to initially determine the restrictions, terms and provisions of such Award, including, without limitation, to change the date or dates as of which Stock Options may be exercised. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award and Award Agreement without the consent of such Participant. Further provided, that no amendment or modification shall be effected if it will violate Section 409A, to the extent that Section 409A applies to the portion(s) of the Award and Award Agreement being amended or modified.

15. Miscellaneous.

15.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under this Plan, including, without limitation, the exercise of any Stock Option or Stock Purchase Right, or the delivery or vesting of any shares of Common Stock, Restricted Stock, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such tax withholding, such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to Section 16 of the Exchange Act.

15.2 No Right to Employment. Neither the adoption of this Plan, the granting of any Award, nor the execution of any Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

15.3 Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards. Any liability of the Company to any person with respect to any Award or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of this Plan or any such Award or Award Agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in this Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof, any Permitted Assignee or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary, any Permitted Assignee or any other person.

15.4 Payments to a Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under this Plan so long as the establishment of the trust agreement(s) is consistent with Section 409A.

15.5 Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of this Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

15.6 Listing, Registration and Other Legal Compliance. No Award shall be made and no shares of the Common Stock shall be issued under this Plan, and no assignment of a Non-Qualified Stock Option to a Permitted Assignee shall be made, unless legal counsel for the Company shall be satisfied that such issuance or assignment will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment of any Award, share issuance or assignment of Non-Qualified Stock Options, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Stock and/or Common Stock delivered under this Plan may be subject to such stock transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the SEC, and the Securities Market and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such share certificates to make appropriate reference to such restrictions. In addition, if, at any time specified herein (or in any Award Agreement) for (a) the making of any determination, (b) the issuance or other distribution of Restricted Stock and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary, any Participant (or any designated beneficiary or other legal representative) or any Permitted Assignee to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. If at any time and from time to time the Committee determines, in its sole discretion, that the listing, registration or qualification of any Award, or any Common Stock or property covered by or subject to such Award, upon the Securities Market or under any foreign, federal, state or local securities or other law, rule or regulation is necessary or desirable as a condition to or in connection with the granting of such Award or the issuance or delivery of Restricted Stock and/or Common Stock or other property under such Award or otherwise, no such Award may be exercised or settled, or paid in Restricted Stock, Common Stock or other property, unless such listing, registration or qualification shall have been effected free of any conditions that are not acceptable to the Committee.

15.7 Award Agreements. Each Participant receiving an Award shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein.

15.8 Designation of Beneficiary. Each Participant to whom an Award has been made may designate a beneficiary or beneficiaries to receive any payment which under the terms of this Plan and the relevant Award Agreement may become payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under this Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

15.9 Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules, policies and regulations and to make determinations, as it deems appropriate, under this Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. Provided, however, that to the extent Section 409A applies to any portion(s) of the Plan, the determination of whether a leave of absence constitutes a Separation from Service for purposes of those portion(s) shall be made in accordance with Section 409A, and a leave of absence of longer than six months shall be considered a Separation from Service for those portion(s) of the Plan subject to Section 409A unless the Participant has a contractual or statutory right to return to work at the end of a longer leave of absence. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

15.10 Notices. Except as otherwise provided herein, any notice that the Company or a Participant may be required or permitted to give to the other shall be in writing and shall be deemed duly given when delivered personally or deposited in the United States mail, first class postage prepaid, and properly addressed: Notice, if to the Company, shall be sent to its Corporate Secretary at the following address:

Oak Ridge Financial Services, Inc.

P.O. Box 2

2211 Oak Ridge Road

Oak Ridge, NC 27310

Any notice sent by mail by the Company to a Participant shall be sent to the most current address of the Participant as reflected on the records of the Company as of the time said notice is required. In the case of a deceased Participant, any notice shall be given to the Participant’s personal representative if such representative has delivered to the Company evidence satisfactory to the Company of such representative’s status as such and has informed the Company of the address of such representative by notice pursuant to this Section 15.9.

15.11 Governing Law. This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to principles of conflict of laws. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of this Plan.

15.12 Effective Date. This Plan became effective as of June 8, 2006, as a result of its approval by the holders of a majority of the Company’s outstanding Common Stock at the Company’s 2006 Annual Meeting of Shareholders.